UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2010

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As of December 29, 2010, IXYS Corporation amended its Credit Agreement with Bank of the West to increase the total amount available to borrow under the line of credit to $20,000,000. The amendment also extended the scheduled expiration date of the line of credit to October 31, 2013 and increased the cumulative amount that may be spent to repurchase or redeem capital stock during the entire term of the Credit Agreement to $25,000,000. The outstanding principal balance under the Credit Agreement remains $15,000,000 as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

January 4, 2011	By:	/s/ Uzi Sasson

Name: Uzi Sasson
Title: President